EXHIBIT 99.1

Contact:
Doug Farrell
Vice President of Investor Relations
408-731-5285

AFFYMETRIX REPORTS FIRST QUARTER 2015 OPERATING RESULTS

Santa Clara, Calif.—April 29, 2015—Affymetrix, Inc., (NASDAQ: AFFX) today reported its operating results for the first quarter of 2015.

Results for the three months ended March 31, 2015:

•	Reported revenue growth of 6.9% and 9.1% on a constant currency basis.

•	Total revenue was $88.7 million, compared to $83.0 million in first quarter of 2014.

•	Product revenue was $79.4 million compared to $73.7 million in the first quarter of 2014, an increase of 7.7%.

•
GAAP net income was $4.4 million, or $0.06 per diluted share, as compared to a GAAP net loss of $10.5 million, or $0.14 per diluted share, in the first quarter of 2014, an increase of $14.9 million or $0.20 per diluted share.

•
Non-GAAP net income was $7.9 million, or $0.10 per diluted share, compared to a non-GAAP net income of $1.9 million, or $0.03 per diluted share, for the first quarter of 2014. Please refer to "Itemized Reconciliation Between GAAP and Non-GAAP Net Income (Loss)" for a reconciliation of these GAAP and non-GAAP financial measures.

•	Net proceeds of $25.3 million raised through an "at-the-market" offering.

•	Total balance in cash and cash equivalents was $104.0 million and senior debt was $22.0 million as of March 31, 2015.

Product revenue for the first quarter of 2015 was $79.4 million and service and other revenue was $9.4 million. This compares to product revenue of $73.7 million and service and other revenue of $9.3 million in the first quarter of 2014. Product revenue for the first quarter of 2015 included consumable revenue of $76.5 million and instrument revenue of $2.9 million. Product revenue for the first quarter of 2014 included consumable revenue of $69.9 million and instrument revenue of $3.8 million.

Total GAAP gross margin was 62%, as compared to 56% in the same period of 2014. Excluding non-GAAP adjustments such as the amortization of acquired intangible assets, non-GAAP gross margin for the first quarter of 2015 was 63% compared to 61% in the same period of 2014. Please refer to the "Itemized Reconciliation Between GAAP and Non-GAAP Gross Margin" for a reconciliation of these GAAP and non-GAAP financial measures.

For the first quarter of 2015, operating expenses were $47.6 million on a GAAP basis as compared to $55.3 million in the same period of 2014. Excluding non-GAAP adjustments, such as the amortization of acquired intangible assets and non-recurring charges, non-GAAP operating expenses for the first quarter of 2015 were $45.3 million, compared to an adjusted total of $47.2 million in the same period of 2014. The decrease is primarily due to lower amortization and depreciation, lower legal costs and the favorable currency impact of our European operations. Please refer to the "Itemized Reconciliation Between GAAP and Non-GAAP Operating Expenses" for a reconciliation of these GAAP and non-GAAP financial measures.

“Phase III of our strategic plan is off to a good start. Our priorities are clear, primarily to grow revenues, achieve sustained profitability and build cash to increase our strategic flexibility. In the first quarter, we generated topline growth of 9% on a constant currency basis driven by strong performance of our genotyping and reproductive health businesses,” stated Frank Witney, President and CEO. “We generated an adjusted EBITDA margin of 19% and our earnings per share more than tripled over the prior year.”

Recent developments:

•
Affymetrix and MTI Ltd. (TSE:9438), through its wholly-owned subsidiary, EverGene Ltd., announced that the two companies will collaborate in genetic research and personal genomics services in Japan. MTI/EG, a personal genome services (PGS) provider in Japan, plans to further expand their business in the healthcare field through a collaborative project focused on “quality of life”. More than 10,000 volunteers from the subscriber base of MTI’s LunaLuna, a women’s healthcare service mobile app in Japan, have applied to participate in this research program. The outcome of the research is expected to produce results that will enable MTI/EG to introduce new categories of PGS in several fields for quality of life improvement.

•
The Company announced two new genotyping products at the 2015 Plant and Animal Genome Conference for applications in breeding and routine analysis. The newest arrays, Axiom® Porcine Genotyping Array and Axiom Equine Genotyping Array, will be available to the agriculture community under the Axiom Expert Design Program. These two high-density arrays expand the Company’s product portfolio that includes bovine, chicken, maize, salmon, and wheat. Affymetrix recently launched arrays with the most current content for genomic breeding in soybean and cotton, and arrays for buffalo, rainbow trout, rose, and strawberry. Also new are enhanced wheat arrays that have come out of the UK-based Wheat Institute Strategic Programme (WISP), which began using Axiom arrays early last year. Affymetrix now offers the largest selection of catalog of arrays for research and applied agriculture markets.

Affymetrix will host a conference call on Wednesday, April 29, 2015 at 2:00 p.m. PT to review its operating results for the first quarter of 2015. A live webcast can be accessed by visiting the Investor Relations section of the Company's website at www.affymetrix.com. In addition, investors and other interested parties can listen by dialing domestic: (877) 407-8291, international: (201) 689-8345.
A replay of this call will be available from 5:00 p.m. PT on April 29, 2015 until 8:00 p.m. PT on May 6, 2015 at the following numbers: domestic: (877) 660-6853, international: (201) 612-7415. The conference call passcode to access the replay is 13605093. An archived webcast of the conference call will be available under the Investor Relations section of the Company's website.
About Affymetrix
Affymetrix technology is used by the world's top pharmaceutical, diagnostic and biotechnology companies, as well as leading academic, government and nonprofit research institutes. More than 2,300 systems have been shipped around the world and more than 94,500 peer-reviewed papers have been published using the technology. Affymetrix is headquartered in Santa Clara, California, and has manufacturing facilities in Cleveland, Ohio, San Diego, California, Singapore and Vienna, Austria. The Company has about 1,100 employees worldwide and maintains sales and distribution operations across Europe, Asia and Latin America.
All statements in this press release that are not historical in nature, are predicative in nature or that depend upon or refer to future events or conditions are "forward-looking statements" within the meaning of Section 21 of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These include statements regarding our strategic initiatives, market expectations, integration of and synergies related to eBioscience, anticipated product and revenue growth, financial strength and regulatory environment, as well as all other "expectations," "beliefs," "hopes," "intentions," "strategies" and words of similar import and the negatives thereof. Such statements are based on our current expectations and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. We cannot assure you that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, but not limited to, those discussed in “Risk Factors” contained in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014. These forward-looking statements speak only as of the date of the press release. Unless required by law, we do not undertake to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.
In addition to providing financial measures based on generally accepted accounting principles in the United States (GAAP), Affymetrix has disclosed in this press release its net income (loss) and net income (loss) per share as well as its total gross margin and operating expenses for the first quarter of 2015 and 2014 excluding specified items. Reconciliation of GAAP to Non-GAAP measures can be found in the tables included in this press release. Affymetrix has determined to disclose this financial information to investors because it believes it will be useful, as a supplement to GAAP measures, in comparing Affymetrix's operating performance in the first quarter of 2015 as compared to the prior-year period. These Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

PLEASE NOTE:
Affymetrix, the Affymetrix logo, GeneChip, and all other trademarks are the property of Affymetrix, Inc.

- Financial Charts to Follow -

AFFYMETRIX, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	March 31, 2015	December 31, 2014
ASSETS:		(Note 1)
Current assets:
Cash and cash equivalents	$104,009	$79,923
Accounts receivable, net	48,526	46,896
Inventories, net—short-term portion	50,701	50,676
Deferred tax assets—short-term portion	3,781	3,778
Prepaid expenses and other current assets	11,969	9,197
Total current assets	218,986	190,470
Property and equipment, net	18,576	18,087
Inventories, net—long-term portion	4,809	5,956
Goodwill	151,789	156,178
Intangible assets, net	99,479	106,183
Deferred tax assets—long-term portion	308	303
Other long-term assets	9,343	9,371
Total assets	$503,290	$486,548

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:	$43,110	$53,063
Accounts payable and accrued liabilities	4,000	4,000
Current portion of long-term debt	8,748	9,210
Deferred revenue—short-term portion	55,858	66,273
Total current liabilities	2,515	2,372
Deferred revenue—long-term portion	105,000	105,000
4.00% notes	17,950	18,950
Term loan—long-term portion	20,643	21,626
Other long-term liabilities	201,966	214,221
Total liabilities
Stockholders’ equity:
Common stock	773	743
Additional paid-in capital	812,438	781,747
Accumulated other comprehensive income	(6,722)	(612)
Accumulated deficit	(505,165)	(509,551)
Total stockholders’ equity	301,324	272,327
Total liabilities and stockholders’ equity	$503,290	$486,548

Note 1:
The condensed consolidated balance sheet at December 31, 2014 has been derived from the audited consolidated financial statements at that date included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

AFFYMETRIX, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended March 31,
	2015	2014
REVENUE:
Product sales	$79,367	$73,695
Services and other	9,350	9,276
Total revenue	88,717	82,971
COSTS AND EXPENSES:
Cost of product sales	27,583	29,512
Cost of services and other	6,296	6,904
Research and development	12,120	11,635
Selling, general and administrative	35,433	38,562
Litigation settlement	—	5,100
Total costs and expenses	81,432	91,713
Income (loss) from operations	7,285	(8,742)
Other (expense) income, net	(673)	293
Interest expense	1,483	1,753
Income (loss) before income taxes	5,129	(10,202)
Income tax provision	743	272
Net income (loss)	$4,386	$(10,474)

Basic net income (loss) per common share	$0.06	$(0.14)
Diluted net income (loss) per common share	$0.06	$(0.14)

Shares used in computing basic net income (loss) per common share	75,408	72,498
Shares used in computing diluted net income (loss) per common share	78,754	72,498

AFFYMETRIX, INC.
RESULTS OF OPERATIONS – NON-GAAP
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS)

	Three Months Ended March 31,
	2015	2014
GAAP net income (loss) - basic and diluted	$4,386	$(10,474)
Amortization of inventory fair value adjustment	—	2,896
Amortization of acquired intangible assets	3,498	4,382
Litigation settlement	—	5,100
Non-GAAP net income - basic and diluted	$7,884	$1,904

Non-GAAP basic net income per common share	$0.10	$0.03
Non-GAAP diluted net income per common share	$0.10	$0.03

Shares used in computing Non-GAAP basic net income per common share	75,408	72,498
Shares used in computing Non-GAAP diluted net income per common share	78,754	72,498

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP GROSS MARGIN

	Three Months Ended March 31,
	2015		2014
GAAP total gross margin	$54,838	62%	$46,555	56%
Amortization of inventory fair value adjustment	—	—%	2,896	3%
Amortization of acquired intangible assets	1,268	1%	1,359	2%
Non-GAAP total gross margin	$56,106	63%	$50,810	61%

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP OPERATING EXPENSES

	Three Months Ended March 31,
	2015	2014
Total GAAP operating expenses	$47,553	$55,297
Amortization of acquired intangible assets	(2,230)	(3,023)
Litigation settlement	—	(5,100)
Total Non-GAAP operating expenses	$45,323	$47,174

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP ADJUSTED EBITDA AS PERCENTAGE OF REVENUE

	Three Months Ended March 31,
	2015	2014
GAAP net income (loss)	$4,386	$(10,474)
Depreciation and amortization	5,515	8,718
Amortization of inventory fair value adjustment	—	2,896
Interest expense, net	1,501	1,723
Income tax provision	743	272
EBITDA	12,145	3,135

Adjustments to EBITDA:
Share-based compensation	4,063	3,145
Loss on foreign currency	1,176	232
Litigation charges	268	6,897
(Gain) loss on sales of securities	(59)	15
Other adjustments	(461)	(508)
Adjusted EBITDA	$17,132	$12,916

Revenue	$88,717	$82,971

Adjusted EBITDA as percentage of revenue	19%	16%